As filed with the Securities and Exchange Commission on March 15, 2011

Registration No. 333-92161

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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POST-EFFECTIVE AMENDMENT NO. 11
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
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Pharmaceutical HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware	6211	13-5674085
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

________________
One Bryant Park
New York, New York 10036
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________

Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Abigail Arms, Esq. Shearman & Sterling LLP 801 Pennsylvania Avenue, NW, Suite 900 Washington, D.C. 20004 (202) 508-8000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Pharmaceutical HOLDRSSM Trust

The Pharmaceutical HOLDRSSM Trust issues Depositary Receipts called Pharmaceutical HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the pharmaceutical industry.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Pharmaceutical HOLDRSSM in a round-lot amount of 100 Pharmaceutical HOLDRSSM or round-lot multiples.  Pharmaceutical HOLDRSSM are separate from the underlying deposited common stock that are represented by the Pharmaceutical HOLDRSSM.  For a list of the names and the number of shares of the companies that make up a Pharmaceutical HOLDRSM, see “Highlights of Pharmaceutical HOLDRS—The Pharmaceutical HOLDRS” in this prospectus.  The Pharmaceutical HOLDRSSM Trust will issue Pharmaceutical HOLDRSSM on a continuous basis.

Investing in Pharmaceutical HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.

Pharmaceutical HOLDRSSM are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Pharmaceutical HOLDRSSM are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Pharmaceutical HOLDRSSM are listed on the NYSE Arca under the symbol “PPH.”  On March 11, 2011, the last reported sale price of the Pharmaceutical HOLDRSSM on the NYSE Arca was $65.24.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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The date of this prospectus is March 15, 2011.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Bank of America Corporation.

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This prospectus contains information you should consider when making your investment decision.  We have not authorized any person to provide you with any information or to make any representations not contained in this prospectus.  We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you.  We are not making an offer to sell Pharmaceutical HOLDRS in any jurisdiction where the offer or sale is not permitted.  “For information on where you may find more information about the issuers of the underlying securities, see “Where You Can Find More Information.”

The Pharmaceutical HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Pharmaceutical HOLDRS or of the underlying securities through an investment in the Pharmaceutical HOLDRS.

 SUMMARY

The Pharmaceutical HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of January 24, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Pharmaceutical HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of Pharmaceutical HOLDRS is specified under “Highlights of Pharmaceutical HOLDRS—The Pharmaceutical HOLDRS.”  This group of common stock, and the securities of any company that may be added to the Pharmaceutical HOLDRS, are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in the Pharmaceutical HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Pharmaceutical HOLDRS are separate from the deposited underlying securities that are represented by the Pharmaceutical HOLDRS.  On March 11, 2011, there were 8,151,100 Pharmaceutical HOLDRS outstanding.

RISK FACTORS

An investment in Pharmaceutical HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Pharmaceutical HOLDRS, including the risks associated with a concentrated investment in the pharmaceutical industry.

General Risk Factors

•
Loss of investment.  Because the value of Pharmaceutical HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Pharmaceutical HOLDRS if the underlying securities decline in value.

•	Discount trading price. Pharmaceutical HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, a Pharmaceutical HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other fractional shares of such underlying securities included in the Pharmaceutical HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities.  In addition, if you surrender your Pharmaceutical HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily representative of the pharmaceutical industry.  At the time of the initial offering on January 31, 2000, the companies included in the Pharmaceutical HOLDRS were generally considered to be involved in various segments of the pharmaceutical industry; however, since the time of the initial offering, the companies included in the Pharmaceutical HOLDRS may not be involved in the pharmaceutical industry.  In this case, the Pharmaceutical HOLDRS may not consist of securities issued only by companies involved in the pharmaceutical industry.  In addition, the market price of the underlying securities and the Pharmaceutical HOLDRS may not necessarily follow the price movements of the entire pharmaceutical industry generally.  If the underlying securities decline in value, your investment in the Pharmaceutical HOLDRS will decline in value, even if common stock prices of companies involved in the pharmaceutical industry generally increase in value.

•
Not necessarily comprised of solely pharmaceutical companies.  As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Pharmaceutical HOLDRS and that are not involved in the pharmaceutical industry may be included in the Pharmaceutical HOLDRS.  The securities of a new company will only be distributed from the Pharmaceutical HOLDRS if the securities have a different Standard & Poor’s Corporation (“Standard & Poor’s”) sector classification than any of the underlying issuers included in Pharmaceutical HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange.  As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors.  As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in, or whether the securities of a new company are distributed from, the Pharmaceutical HOLDRS provides no assurance that each new company included in the Pharmaceutical HOLDRS will be involved in the pharmaceutical industry.  Currently, the underlying securities included in the Pharmaceutical HOLDRS are represented in the Health Care GICS sector.  As each Standard & Poor’s GICS sector is defined very broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Pharmaceutical HOLDRS yet not be involved in the pharmaceutical industry.  In addition, the GICS sector classifications of securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations resulting in a change to a GICS sector classification or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.  Therefore, additional GICS sectors may be represented in the Pharmaceutical HOLDRS, which may also result in the inclusion in the Pharmaceutical HOLDRS of the securities of a new company that is not involved in the pharmaceutical industry.

•
No investigation of underlying securities.  The underlying securities initially included in the Pharmaceutical HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stock in the pharmaceutical industry, without regard for the value, price performance, volatility or investment merit of the underlying securities.  The Pharmaceutical HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Loss of diversification.  As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Pharmaceutical HOLDRS may not necessarily be a diversified investment in the pharmaceutical industry.  In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in distributions of securities from, or the inclusion of additional securities in, the Pharmaceutical HOLDRS, may also reduce diversification.  As a result, Pharmaceutical HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Pharmaceutical HOLDRS and receive delivery of each of the underlying securities, including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Pharmaceutical HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Pharmaceutical HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Pharmaceutical HOLDRS on the NYSE Arca may be halted if (i) the Pharmaceutical HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Pharmaceutical HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Pharmaceutical HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If trading is halted in Pharmaceutical HOLDRS, you will not be able to trade Pharmaceutical HOLDRS and you will only be able to trade the underlying securities if you cancel your Pharmaceutical HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Pharmaceutical HOLDRS if (i) the Pharmaceutical HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Pharmaceutical HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Pharmaceutical HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Pharmaceutical HOLDRS on the NYSE Arca inadvisable.  If the Pharmaceutical HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Pharmaceutical HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Pharmaceutical HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Pharmaceutical HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Pharmaceutical HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Companies Involved in Pharmaceutical Industry

•
Pharmaceutical company stock prices have been and will likely continue to be volatile.  Pharmaceutical companies stock prices could be subject to wide fluctuations in response to a variety of factors, including:

•	announcements of technological innovations or new commercial products;

•	developments in patent or proprietary rights;

•	government regulatory initiatives;

•	public concern as to the safety or other implications of pharmaceutical products;

•	fluctuations in quarterly and annual financial results;

•	changes in financial estimates by securities analysts;

•	additions or departures of key personnel;

•	market conditions; and

•	difficulty in obtaining additional financing.

In addition, the trading prices of pharmaceutical stocks in general have experienced price and volume fluctuations.  These fluctuations often have been and may in the future be unrelated or disproportionate to the operating performance of these companies.  The valuations of many pharmaceutical stocks are high when measured by conventional valuation standards, such as price to earnings and price to sales ratios.  Some of the companies do not, or in the future might not, have earnings.  As a result, these trading prices may decline substantially and valuations may not be sustained.  Any negative change in the public’s perception of the prospects of pharmaceutical companies, generally, could depress the stock prices of a pharmaceutical company regardless of pharmaceutical companies’ results.  Other broad market and industry factors may decrease the stock price of pharmaceutical stocks, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of pharmaceutical stocks.

As a result of fluctuations in the trading prices of the companies included in the Pharmaceutical HOLDRS, the trading price of Pharmaceutical HOLDRS has fluctuated significantly.  The initial offering price of a Pharmaceutical HOLDR, on January 31, 2000 was $93.72, and during 2010, the price of a Pharmaceutical HOLDR reached a high of $70.18 and a low of $53.89.

•
Pharmaceutical companies face uncertainty with respect to pricing and third party reimbursement.  The ability of many pharmaceutical companies to commercialize current and any future products depends in part on the extent to which reimbursement for the cost of such products and related treatments are available from government health agencies, private health insurers and other third-party payors.  Third-party payors are increasingly challenging the price and cost-effectiveness of medical products.  Significant uncertainty exists as to the reimbursement status of health care products, and there can be no assurance that adequate third-party coverage will be available for pharmaceutical companies to obtain satisfactory price levels for their products.  Government and other third-party payors are increasingly attempting to contain health care costs by a variety of means, including limiting both the degree of coverage and the level of reimbursement for new therapeutic products.  If pharmaceutical companies do not obtain adequate coverage and reimbursement levels from government and third-party payors for use of existing and potential products, the costs and market acceptance of their products could be adversely affected.

•
Protection of patent and proprietary rights of pharmaceutical companies is difficult and costly.  The success of many pharmaceutical companies is highly dependent on their ability to obtain patents, to defend their existing patents and trade secrets and to operate in a manner that does not infringe the proprietary rights of other pharmaceutical companies.

Patent disputes are frequent and can preclude the successful commercial introduction of products and technologies.  As a result, there is significant litigation in the pharmaceutical industry regarding patent and other intellectual property rights.  Litigation is costly, diverts resources and can subject a pharmaceutical company to significant liabilities to third parties.  In addition, a pharmaceutical company could be forced to obtain costly third-party licenses or cease using the technology or product in dispute.

•
Pharmaceutical companies must keep pace with rapid technological change to remain competitive.  The pharmaceutical industry is highly competitive and is subject to rapid and significant technological change.  The success of a pharmaceutical company will depend in large part on its ability to maintain a competitive position, measured largely by the effectiveness and marketing of its products.  Any technological advancement, product or process that these companies develop may become obsolete before research and development expenses are recovered.

•
Research and development efforts may not result in successful products.  A pharmaceutical company’s success depends on its ability to commit substantial resources to research and development and to obtain regulatory approval to market new pharmaceutical products.  Development of a product requires substantial technical, financial and human resources and the research and development process that takes years from discovery to commercial product launch.  This process is conducted in various stages, and during each stage there is a substantial risk that a pharmaceutical company will have to abandon a product in which it has substantially invested.  A pharmaceutical company may choose product candidates that are unsuccessful, unable to be developed in a timely manner or that require excessive resources to bring to market.  Delays or unanticipated increases in costs of development at any stage of development, or failure to obtain regulatory approval or market acceptance of products could adversely affect a pharmaceutical company’s results and financial condition.

•
Many pharmaceutical companies face intense competition from new products and less costly generic products.  The pharmaceutical industry is highly competitive and rapidly changing.  Many pharmaceutical companies are major international corporations with substantial resources for research and development, production and marketing.  Proprietary pharmaceutical products, which are products under patent protection, face intense competition from other competitors’ similar proprietary products and many pharmaceutical companies also face increasing competition from similar generic products.  Generic pharmaceutical competitors generally are able to obtain regulatory approval for drugs no longer covered by patents without investing in costly and time-consuming clinical trials, and need only demonstrate that their product is equivalent to the drug they wish to copy.  As a result of their substantially reduced developments costs, generic pharmaceutical products are sold at lower prices than the original proprietary product.  The introduction of a generic product can significantly reduce revenues received from a patented pharmaceutical product.

•
Pharmaceutical companies are subject to extensive government regulation.  Pharmaceutical products offered by pharmaceutical companies are subject to extensive regulation by governmental authorities throughout the world.  Many products require extensive pre-clinical testing and other testing, clinical trials, government review and final approval before any marketing of the products will be permitted.  This procedure could take a number of years and involves the expenditure of substantial resources.  The success of a pharmaceutical company’s products will depend, in part, upon obtaining and maintaining regulatory approval to market products and, once approved, complying with the continued review by regulatory agencies.  The manufacturing process for pharmaceutical products is also highly regulated and pharmaceutical companies are subjected to periodic inspection of manufacturing facilities by regulatory agencies in many countries.  Regulatory agencies may shut down manufacturing facilities that they find do not comply with regulations.  The failure to obtain necessary government approvals, the restriction of existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production and even criminal prosecution.

•
The international operations of many pharmaceutical companies expose them to risks associated with instability and changes in economic, legal and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  Many pharmaceutical companies have international operations and derive substantial revenue from international sales.  The risks of international business that the companies are exposed to include the following:

•	volatility in general economic, social, and political conditions;

•	the difficulty of enforcing intellectual property rights; agreements and collecting receivables through certain foreign legal systems;

•	differing tax rates, tariffs, exchange controls, or other similar restrictions;

•	volatility of currency markets and value of worldwide financial markets; and

•	changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

•
Pharmaceutical companies may be exposed to extensive product liability costs.  Product liability is a significant commercial risk for many pharmaceutical companies.  Substantial damage awards have been granted in several jurisdictions against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products.  Many pharmaceutical companies obtain product liability insurance; however, a single product liability claim could exceed the coverage limits of a pharmaceutical company.  Further, there can be no assurance that a pharmaceutical company will be able to obtain or maintain its product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities.  The business, financial condition and results of operations of a pharmaceutical company could be materially and adversely affected by one or more successful product liability claims.

•
Many pharmaceutical companies are dependent on key personnel for success.  The success of many pharmaceutical companies is highly dependent on the experience, abilities and continued services of key executive officers and key scientific and technical personnel.  If these companies lose the services of any of these officers or key scientific and technical personnel, their future success could be undermined.  The success of many pharmaceutical companies also depends upon their ability to attract and retain other highly qualified scientific, technical, sales and manufacturing personnel and their ability to develop and maintain relationships with qualified clinical researchers.  Competition for such personnel and relationships is intense and many of these companies compete with each other and with universities and non-profit research organizations.  There is no certainty that any of these pharmaceutical companies will be able to continue to attract and retain qualified personnel or develop and maintain relationships with clinical researchers.

•
Companies whose securities are included in the Pharmaceutical HOLDRS may need additional financing, which may be difficult to obtain.  Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Pharmaceutical HOLDRS.  Companies whose securities are included in the Pharmaceutical HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments.  Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest.  These factors may make the timing, amount, terms and conditions of any financing unattractive.  If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Pharmaceutical HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or terminate operations completely.  Any of these actions may reduce the market price of stocks of such companies.

HIGHLIGHTS OF PHARMACEUTICAL HOLDRS

This discussion highlights information regarding Pharmaceutical HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Pharmaceutical HOLDRS.

Issuer	Pharmaceutical HOLDRS Trust.

The trust
The Pharmaceutical HOLDRS Trust was formed under the depositary trust agreement, dated as of January 24, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Pharmaceutical HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Pharmaceutical HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Pharmaceutical HOLDRS.

Purpose of Pharmaceutical HOLDRS	Pharmaceutical HOLDRS were designed to achieve the following:

Diversification.  Pharmaceutical HOLDRS were initially designed to allow you to diversify your investments in the pharmaceutical industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.  See “Risk Factors—General Risk Factors.”

Flexibility.  The beneficial owners of Pharmaceutical HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Pharmaceutical HOLDRS, and can cancel their Pharmaceutical HOLDRS to receive each of the underlying securities represented by the Pharmaceutical HOLDRS.

Transaction costs.  The expenses associated with buying and selling Pharmaceutical HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the pharmaceutical industry.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Pharmaceutical HOLDRS.  Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Pharmaceutical HOLDRS
The trust has issued, and may continue to issue, Pharmaceutical HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust on your behalf.  The Pharmaceutical HOLDRS themselves are separate from the underlying securities that are represented by the Pharmaceutical HOLDRS.

The following table provides:

•	the names of the issuers of the underlying securities currently represented by a Pharmaceutical HOLDR;

•	the stock ticker symbols;

•	the share amounts currently represented by a round-lot of 100 Pharmaceutical HOLDRS; and

•	the primary U.S. market on which the common stock of the selected companies are traded.

Name of Company (1)	Ticker	Share Amounts	Primary Trading Market
Abbott Laboratories	ABT	14.0000	NYSE
Allergan, Inc.	AGN	2.0000	NYSE
Bristol-Myers Squibb Company	BMY	18.0000	NYSE
Eli Lilly & Company	LLY	10.0000	NYSE
Forest Laboratories, Inc.	FRX	4.0000	NYSE
Hospira, Inc.	HSP	1.4000	NYSE
Johnson & Johnson	JNJ	26.0000	NYSE
Medco Health Solutions, Inc.	MHS	5.3064	NYSE
Merck & Co., Inc.	MRK	30.0738	NYSE
Mylan, Inc.	MYL	2.2500	NASDAQ GS
Pfizer Inc.	PFE	69.8200	NYSE
Valeant Pharmaceuticals International, Inc. (2)	VRX	5.7809	NYSE
Watson Pharmaceuticals, Inc.	WPI	1.0000	NYSE
Zimmer Holdings Inc.	ZMH	1.8000	NYSE
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1
On February 28, 2011, the acquisition of King Pharmaceuticals, Inc. by Pfizer Inc. because effective.  As a result, King Pharmaceuticals, Inc. is no longer an underlying constituent of the Pharmaceutical HOLDRS Trust.  In connection with the acquisition, King Pharmaceuticals, Inc. shareholders received $14.25 in cash for each share of King Pharmaceuticals, Inc. held.  The Bank of New York Mellon received $60.5625 for the 4.25 shares of King Pharmaceuticals, Inc. per 100 shares round-lot of Pharmaceutical HOLDRS.  The Bank of New York Mellon distributed cash at a rate of $0.605625 for each depositary share of Pharmaceutical HOLDRS.  The record date for the distribution was March 8, 2011 and the payment date was March 10, 2011.

2
On September 28, 2010, the merger of Valeant Pharmaceuticals International and Biovail Corporation became effective.  Also, effective September 28, 2010, Biovail Corporation changed its name to (New) Valeant Pharmaceuticals International, Inc.  As a result, (Old) Valeant Pharmaceuticals International, Inc. will no longer be an underlying constituent of the Pharmaceutical HOLDRS Trust.  In connection with the merger, (Old) Valeant Pharmaceuticals International, Inc. shareholders will receive 1.7809 shares of (New) Valeant Pharmaceuticals International, Inc.  The Bank of New York Mellon will receive 1.7809 shares of (New) Valeant Pharmaceuticals International, Inc. per 100 share round lot of Pharmaceutical HOLDRS.  As a result, once the allocation has been completed by The Depository Trust Company, creations of Pharmaceutical HOLDRS will require a deposit of 5.7809 shares of (New) Valeant Pharmaceuticals International, Inc. per 100 share round lot of Pharmaceutical HOLDRS.

The companies whose common stock were initially included in the Pharmaceutical HOLDRS at the time the Pharmaceutical HOLDRS were originally issued on January 31, 2000 were generally considered to be among the largest and most liquid companies with U.S.-traded common stock involved in the pharmaceutical industry as measured by market capitalization and trading volume on December 15, 1999.  The market capitalization of a company is determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Pharmaceutical HOLDRS in a round-lot of 100 Pharmaceutical HOLDRS and round-lot multiples.

The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Pharmaceutical HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS.

The number of outstanding Pharmaceutical HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities.  The trust will stand ready to issue additional Pharmaceutical HOLDRS on a continuous basis when an investor deposits the required number of shares of common stock with the trustee.

Purchases	You may acquire Pharmaceutical HOLDRS in two ways:

•	through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee; or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Pharmaceutical HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Pharmaceutical HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS.  If you wish to cancel your Pharmaceutical HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Pharmaceutical HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, in addition to the issuance fee charged by the trustee that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Pharmaceutical HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Pharmaceutical HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of Pharmaceutical HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.  Except with respect to the right to vote for dissolution of the trust, the Pharmaceutical HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Pharmaceutical HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Pharmaceutical HOLDRS have the same rights and privileges as if they owned beneficially the underlying securities in “street name” outside of Pharmaceutical HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Pharmaceutical HOLDRS and the right to surrender Pharmaceutical HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement”.  Pharmaceutical HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Pharmaceutical HOLDRS.  However, due to the nature of Pharmaceutical HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Pharmaceutical HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Pharmaceutical HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Pharmaceutical HOLDRS would need to surrender their Pharmaceutical HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Pharmaceutical HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Pharmaceutical HOLDRS in “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented by the companies included in the Pharmaceutical HOLDRS at the time of the distribution.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to Pharmaceutical HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Pharmaceutical HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Pharmaceutical HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, a Pharmaceutical HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Pharmaceutical HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 Pharmaceutical HOLDRS are outstanding and each round-lot of 100 Pharmaceutical HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Pharmaceutical HOLDRS. If holders of 50,000 round-lots of 100 Pharmaceutical HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Pharmaceutical HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Pharmaceutical HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

B.
If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Pharmaceutical HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Pharmaceutical HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Pharmaceutical HOLDRS is required as a result of a reconstitution event; the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Pharmaceutical HOLDRS, as a result of a distribution of securities by an underlying issuer or where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Pharmaceutical HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Pharmaceutical HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Pharmaceutical HOLDRS or distributed from the Pharmaceutical HOLDRS to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were effective as of January 2, 2002.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Pharmaceutical HOLDRS are currently represented in the Health Care GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events	A.
The Pharmaceutical HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Pharmaceutical HOLDRS are delisted.

B.
The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Pharmaceutical HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Pharmaceutical HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. receipt holder of Pharmaceutical HOLDRS as directly owning the underlying securities.  The Pharmaceutical HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.  See “U.S. Federal Income Tax Consequences.”

Listing	The Pharmaceutical HOLDRS are listed on the NYSE Arca under the symbol “PPH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Pharmaceutical HOLDRS. Bid and ask prices, however, are quoted per single Pharmaceutical HOLDRS.

Clearance and settlement
Pharmaceutical HOLDRS have been issued only in book-entry form.  Pharmaceutical HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Pharmaceutical HOLDRS.”

THE TRUST

General.  This discussion highlights information about the Pharmaceutical HOLDRS Trust.  You should read this information, information about the depositary trust agreement, the depositary trust agreement and the amendment to the depositary trust agreement, in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Pharmaceutical HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Pharmaceutical HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of January 24, 2000.  The depositary trust agreement was amended on November 22, 2000.  The Bank of New York Mellon is the trustee.  The Pharmaceutical HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Pharmaceutical HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Pharmaceutical HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

 DESCRIPTION OF PHARMACEUTICAL HOLDRS

The trust has issued Pharmaceutical HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Pharmaceutical HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Pharmaceutical HOLDRS in a round-lot of 100 Pharmaceutical HOLDRS and round-lot multiples.  The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Pharmaceutical HOLDRS.  In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS.

Pharmaceutical HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Pharmaceutical HOLDRS—The Pharmaceutical HOLDRS.”

Beneficial owners of Pharmaceutical HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying common stock, to attend shareholder’s meetings and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to pledge Pharmaceutical HOLDRS or cancel Pharmaceutical HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Pharmaceutical HOLDRS are not intended to change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Pharmaceutical HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Pharmaceutical HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Pharmaceutical HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Pharmaceutical HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Pharmaceutical HOLDRS are available only in book-entry form.  Owners of Pharmaceutical HOLDRS may hold their Pharmaceutical HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities initially included in the Pharmaceutical HOLDRS were the shares of common stock of a group of specified companies that, at the time of initial selection, were involved in various segments of the pharmaceutical industry and whose common stock was registered under section 12 of the Exchange Act.  The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies involved in the pharmaceutical industry as measured by market capitalization and trading volume.  As a result of a reconstitution event, a distribution of securities by an underlying issuer or other event, the companies whose common stock is included in the Pharmaceutical HOLDRS may no longer meet the initial selection criteria and may no longer consist exclusively of securities issued by companies involved in the pharmaceutical industry.

Underlying securities.  For a list of the underlying securities represented by Pharmaceutical HOLDRS, please refer to “Highlights of Pharmaceutical HOLDRS—The Pharmaceutical HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Pharmaceutical HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Pharmaceutical HOLDRS, measured at the close of the business day as of the end of each month from June 30, 1998 to February 28, 2011.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

1998	Closing Price	2000	Closing Price	2002	Closing Price	2004	Closing Price
June 30	174.24	January 31	104.05	January 31	95.63	January 30	82.48
July 31	172.87	February 29	90.05	February 28	96.42	February 27	83.17
August 31	152.43	March 31	92.72	March 28	94.13	March 31	77.95
September 30	171.31	April 28	104.18	April 30	86.66	April 30	81.86
October 30	177.73	May 31	110.53	May 31	84.53	May 28	81.47
November 30	190.20	June 30	120.59	June 28	76.90	June 30	80.00
December 31	200.89	July 31	112.05	July 31	75.03	July 30	75.06
		August 31	108.87	August 30	76.12	August 31	76.59
		September 29	115.84	September 30	71.43	September 30	71.01
		October 31	120.66	October 31	78.35	October 29	69.46
		November 30	126.36	November 29	81.88	November 30	67.96
		December 29	129.37	December 31	77.24	December 31	71.46

1999	Closing Price	2001	Closing Price	2003	Closing Price	2005	Closing Price
January 29	202.60	January 31	115.03	January 31	74.22	January 31	67.35
February 26	184.91	February 28	116.73	February 28	72.48	February 28	71.02
March 31	179.91	March 30	107.52	March 31	75.58	March 31	71.10
April 30	159.83	April 30	111.92	April 30	77.60	April 29	73.67
May 28	152.56	May 31	112.70	May 30	77.24	May 31	73.40
June 30	158.40	June 29	93.83	June 30	81.81	June 30	72.32
July 30	100.72	July 31	100.06	July 31	78.05	July 29	71.13
August 31	108.08	August 31	94.99	August 29	75.26	August 31	69.56
September 30	100.43	September 28	97.66	September 30	75.41	September 30	68.39
October 29	113.67	October 31	98.25	October 31	74.74	October 31	65.25
November 30	111.80	November 30	101.58	November 28	75.66	November 30	64.65
December 31	101.15	December 31	96.57	December 31	80.57	December 30	67.97

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price
January 31	70.65	January 31	79.43	January 31	73.00	January 30	55.77
February 28	71.12	February 28	77.20	February 29	70.33	February 27	47.96
March 31	70.74	March 30	77.62	March 31	68.14	March 31	51.84
April 28	70.02	April 30	83.36	April 30	67.73	April 30	49.75
May 31	68.36	May 31	84.20	May 30	68.10	May 29	53.88
June 30	70.07	June 29	79.60	June 30	64.25	June 30	54.87
July 31	74.61	July 31	76.03	July 31	65.64	July 31	57.79
August 31	76.22	August 31	78.07	August 29	67.52	August 31	59.30
September 29	77.73	September 28	79.72	September 30	64.39	September 30	60.10
October 31	77.66	October 31	81.90	October 31	58.74	October 30	59.70
November 30	77.09	November 30	82.49	November 28	55.65	November 30	65.41
December 29	76.67	December 31	80.25	December 31	59.45	December 31	66.03

2010	Closing Price	2011	Closing Price
January 29	65.71	January 31	64.13
February 26	64.98	February 28	65.95
March 31	66.34
April 30	63.96
May 28	59.39
June 30	59.58
July 30	60.03
August 31	60.34
September 30	64.80
October 29	65.56
November 30	62.72
December 31	65.00

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of January 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Pharmaceutical HOLDRS, provides that Pharmaceutical HOLDRS will represent an owner’s undivided beneficial ownership interest in the common stock of the underlying companies.  The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

The trustee.  The Bank of New York Mellon serves as trustee for Pharmaceutical HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Pharmaceutical HOLDRS.  You may create and cancel Pharmaceutical HOLDRS only in round-lots of 100 Pharmaceutical HOLDRS.  You may create Pharmaceutical HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Pharmaceutical HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS.  Similarly, you must surrender Pharmaceutical HOLDRS in integral multiples of 100 Pharmaceutical HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Pharmaceutical HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Pharmaceutical HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Pharmaceutical HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Pharmaceutical HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Pharmaceutical HOLDRS at the time of the distribution of such securities.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Pharmaceutical HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Pharmaceutical HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Pharmaceutical HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Pharmaceutical HOLDRS.

Further issuances of Pharmaceutical HOLDRS.  The depositary trust agreement provides for further issuances of Pharmaceutical HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Pharmaceutical HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Pharmaceutical HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Pharmaceutical HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities from the Pharmaceutical HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Pharmaceutical HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, such as a merger, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Pharmaceutical HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Pharmaceutical HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Pharmaceutical HOLDRS or distributed from the Pharmaceutical HOLDRS to you.

Standard & Poor’s sector classifications.  Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Pharmaceutical HOLDRS are currently represented in the Health Care GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Pharmaceutical HOLDRS will surrender their Pharmaceutical HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Pharmaceutical HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Pharmaceutical HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Pharmaceutical HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Pharmaceutical HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Pharmaceutical HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Pharmaceutical HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Pharmaceutical HOLDRS.

Issuance and cancellation fees.  If you wish to create Pharmaceutical HOLDRS by delivering to the trust the requisite underlying securities represented by a round-lot of 100 Pharmaceutical HOLDRS, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS.  If you wish to cancel your Pharmaceutical HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Pharmaceutical HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS to be deducted from any cash dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Pharmaceutical HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Pharmaceutical HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Pharmaceutical HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Pharmaceutical HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Pharmaceutical HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Pharmaceutical HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Pharmaceutical HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Pharmaceutical HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Pharmaceutical HOLDRS

A U.S. receipt holder purchasing and owning Pharmaceutical HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Pharmaceutical HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Pharmaceutical HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire for taxable years beginning after December 31, 2012.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Pharmaceutical HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Pharmaceutical HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Pharmaceutical HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Pharmaceutical HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Pharmaceutical HOLDRS.  Similarly, with respect to sales of Pharmaceutical HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Pharmaceutical HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Pharmaceutical HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Pharmaceutical HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  Dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Pharmaceutical HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Pharmaceutical HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Pharmaceutical HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income whether or not the income was distributed in the form of dividends or otherwise.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.  U.S. receipt holders should also be aware that recently enacted legislation may broaden the current IRS Form 8621 filing requirements or impose an additional annual filing requirement for U.S. persons owning shares of a PFIC.  The legislation does not describe what information would be required to be included in either situation, but grants the Secretary of the Treasury Department power to make this determination.  U.S. receipt holders should consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Pharmaceutical HOLDRS, including the availability and advisability of making any elections thereunder and the application of the recently enacted legislation to their particular situations.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends-received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Pharmaceutical HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Pharmaceutical HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

In addition, U.S. receipt holders should be aware that recently enacted legislation imposes new reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds U.S. $50,000.  Similarly, non-U.S. receipt holders should be aware of recent legislation that, beginning on January 1, 2013, would impose a 30% withholding tax on certain payments (which could include dividends on and gross proceeds from the sale or other disposition of shares of stock of a U.S. issuer) made to a non-U.S. entity that fails to disclose the identity of its direct or indirect “substantial United States owners’’ or to certify that it has no such owners.  Various exceptions are provided under the legislation and additional exceptions may be provided by subsequent guidance.  Receipt holders should consult their independent tax advisors regarding the potential application and impact of these new requirements to their purchase, ownership and disposition of the Pharmaceutical HOLDRS based upon their particular situations.  The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Pharmaceutical HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Pharmaceutical HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

 PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Pharmaceutical HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Pharmaceutical HOLDRS.  The trust delivered the initial distribution of Pharmaceutical HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

Investors who purchase Pharmaceutical HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Pharmaceutical HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Pharmaceutical HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

 LEGAL MATTERS

Legal matters, including the validity of the Pharmaceutical HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Pharmaceutical HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Pharmaceutical HOLDRS.

 WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Pharmaceutical HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should review the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Pharmaceutical HOLDRS.  This prospectus relates only to Pharmaceutical HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Pharmaceutical HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Pharmaceutical HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.  The following information regarding the underlying securities was derived from publicly available information released by third-party sources.  None of this information was prepared by us or our affiliates or on our or our affiliates’ behalf and none of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, the Bank of New York Mellon or any of their respective affiliates assumes any responsibility for the accuracy or completeness of such information.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 2006, 2007, 2008, 2009 and 2010 through to February 28, 2011.  The historical prices of the underlying securities should not be taken as an indication of future performance.

ABBOTT LABORATORIES (ABT)

Abbott Laboratories engages in the discovery, development, manufacture, and sale of health care products worldwide.  It operates in four segments: Pharmaceutical Products, Diagnostic Products, Nutritional Products, and Vascular Products.  The Pharmaceutical Products segment offers adult and pediatric pharmaceuticals for rheumatoid arthritis, psoriatic arthritis, ankylosing spondylitis, psoriasis, Crohn’s disease, dyslipidemia, HIV infection, hypothyroidism, advanced prostate cancer, endometriosis and central precocious puberty, anemia, obesity, epilepsy and bipolar disorder, migraines, secondary hyperparathyroidism, gastroesophageal reflux disease, duodenal and gastric ulcers, and erosive esophagitis, as well as provides anesthesia products and anti-infectives. The Diagnostic Products segment offers immunoassay systems; chemistry systems; assays used for screening and/or diagnosis for drugs of abuse, cancer, therapeutic drug monitoring, fertility, physiological, and infectious diseases; instruments that automate the extraction, purification, and preparation of DNA and RNA from patient samples, and detect and measure infections agents; genomic-based tests; hematology systems and reagents; and point-of-care diagnostic systems and tests for blood analysis. The Nutritional Products segment provides a line of pediatric and adult nutritional products.  The Vascular Products segment offers coronary, endovascular, and vessel closure devices, such as drug-eluting coronary stent systems, coronary metallic stents, balloon dilatation products, coronary guidewires, vessel closure devices, and carotid stent systems to treat vascular disease.  Additionally, the company provides blood glucose monitoring meters, test strips, data management software, and accessories for people with diabetes; and medical devices for the eye, including cataract surgery, lasik surgery, contact lens, and dry eye products.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	43.15	January	53.00	January	56.18	January	55.44	January	52.94	January	45.16
February	44.18	February	54.62	February	53.55	February	47.34	February	54.28	February	48.10
March	42.47	March	55.80	March	55.15	March	47.70	March	52.68
April	42.74	April	56.62	April	52.75	April	41.85	April	51.16
May	42.70	May	56.35	May	56.35	May	45.06	May	47.56
June	43.61	June	53.55	June	52.97	June	47.04	June	46.78
July	47.77	July	50.69	July	56.34	July	44.99	July	49.08
August	48.70	August	51.91	August	57.43	August	45.23	August	49.34
September	48.56	September	53.62	September	57.58	September	49.47	September	52.24
October	47.51	October	54.62	October	55.15	October	50.57	October	51.32
November	46.66	November	57.51	November	52.39	November	54.49	November	46.51
December	48.71	December	56.15	December	53.37	December	53.99	December	47.91

ALLERGAN, INC.  (AGN)

Allergan, Inc., a multi-specialty healthcare company, discovers, develops, and commercializes specialty pharmaceutical, medical device, and over-the-counter products for the ophthalmic, neurological, medical aesthetics, medical dermatological, breast aesthetics, obesity intervention, urological, and other specialty markets worldwide.  It operates in two segments, Specialty Pharmaceuticals and Medical Devices.  The Specialty Pharmaceuticals segment offers a range of pharmaceutical products, including ophthalmic products for chronic dry eye, glaucoma therapy, ocular inflammation, infection, allergy, and retinal diseases; Botox for the therapeutic and aesthetic indications; skin care products for acne, psoriasis, and other skin care products; eyelash growth products; and urologics products.  The Medical Devices segment offers a range of medical devices, such as breast implants for augmentation, revision, and reconstructive surgery; obesity intervention products, including the Lap-Band System and the Orbera Intragastric Balloon System; and facial aesthetics products.  The company also offers Contigen for the treatment of urinary incontinence due to intrinsic sphincter deficiency.  It sells its products to drug wholesalers, independent and chain drug stores, pharmacies, commercial optical chains, opticians, mass merchandisers, food stores, hospitals, group purchasing organizations, integrated direct hospital networks, and ambulatory surgery centers, as well as to medical practitioners, including ophthalmologists, neurologists, dermatologists, plastic and reconstructive surgeons, aesthetic specialty physicians, bariatric surgeons, pediatricians, urologists, and general practitioners. Allergan, Inc. has strategic research collaboration agreements with ExonHit Therapeutics S.A.; Spectrum Pharmaceuticals, Inc.; and Pieris AG.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	58.20	January	58.36	January	67.08	January	38.12	January	57.50	January	70.61
February	54.13	February	55.86	February	59.23	February	38.74	February	58.43	February	74.17
March	54.25	March	55.41	March	56.39	March	47.76	March	65.32
April	51.36	April	60.60	April	56.37	April	46.66	April	63.69
May	47.41	May	62.27	May	57.62	May	44.13	May	60.19
June	53.63	June	57.64	June	52.05	June	47.58	June	58.26
July	53.93	July	58.13	July	51.93	July	53.43	July	61.06
August	57.28	August	60.01	August	55.87	August	55.92	August	61.42
September	56.31	September	64.47	September	51.50	September	56.76	September	66.53
October	57.75	October	67.58	October	39.67	October	56.25	October	72.41
November	58.29	November	67.04	November	37.68	November	58.13	November	66.27
December	59.87	December	64.24	December	40.32	December	63.01	December	68.67

BRISTOL-MYERS SQUIBB COMPANY (BMY)

Bristol-Myers Squibb Company, a global biopharmaceutical company, engages in discovering, developing, and delivering medicines that help patients prevail over serious diseases.  The company focuses on areas of serious unmet medical need, such as affective (psychiatric) disorders, Alzheimer’s/dementia, cardiovascular (primarily atherosclerosis/thrombosis), diabetes, hepatitis, HIV/AIDS, obesity, oncology, rheumatoid arthritis and related diseases, and solid organ transplant.  Its products include PLAVIX for protection against fatal or non-fatal heart attack or stroke, and AVAPRO/AVALIDE for the treatment of hypertension and diabetic nephropathy; REYATAZ and SUSTIVA Franchise for the treatment of HIV, and BARACLUDE for the treatment of chronic hepatitis B infection; ERBITUX, SPRYCEL, and IXEMPRA for treating oncology related diseases; ABILIFY, a medicine for the treatment of mental illness; ORENCIA, a medicine for rheumatoid arthritis; and ONGLYZA for the treatment of type 2 diabetes. The company also has a pipeline with compounds in phase III clinical trials, including apixaban, belatacept, brivanib, dapagliflozin, ipilimumab, necitumumab, and XL-184.  It sells its products to wholesalers, distributors, retailers, hospitals, clinics, government agencies, and pharmacies.  Bristol-Myers Squibb Company has various alliances and collaborations with sanofi-aventis; Otsuka Pharmaceutical Co., Ltd.; Eli Lilly and Company; Gilead Sciences, Inc.; AstraZeneca PLC; Pfizer Inc.; Exelixis, Inc.; ZymoGenetics, Inc.; Alder Biopharmaceuticals, Inc.; and Simcere Pharmaceutical Group.  The company was formerly known as Bristol-Myers Company and changed its name to Bristol-Myers Squibb Company in 1989.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	22.79	January	28.79	January	23.02	January	21.41	January	24.36	January	25.18
February	23.10	February	26.38	February	22.61	February	18.41	February	24.51	February	25.81
March	24.61	March	27.76	March	21.30	March	21.92	March	26.70
April	25.38	April	28.86	April	21.97	April	19.20	April	25.31
May	24.55	May	30.31	May	22.79	May	19.92	May	23.21
June	25.86	June	31.56	June	20.53	June	20.31	June	24.94
July	23.97	July	28.41	July	21.12	July	21.74	July	24.92
August	21.75	August	29.15	August	21.34	August	22.13	August	26.08
September	24.92	September	28.82	September	20.85	September	22.52	September	27.11
October	24.75	October	29.99	October	20.55	October	21.80	October	26.90
November	24.83	November	29.63	November	20.70	November	25.31	November	25.24
December	26.32	December	26.52	December	23.25	December	25.25	December	26.48

ELI LILLY & COMPANY (LLY)

Eli Lilly and Company develops, manufactures, and sells pharmaceutical products worldwide.  It offers neuroscience products to treat schizophrenia, manic episodes, and bipolar maintenance; depression and diabetic peripheral neuropathic pain; attention-deficit hyperactivity disorder in children, adolescents, and adults; depression, bulimia nervosa, and obsessive-compulsive disorders; and bipolar depression and treatment-resistant depression.  The company’s endocrinology products are used for diabetes; type 2 diabetes; osteoporosis in postmenopausal women; osteoporosis in postmenopausal women and men at high risk for fracture; and human growth hormone deficiency and pediatric growth conditions.  It also provides oncology products to treat malignant pleural mesothelioma; pancreatic, metastatic breast, non-small cell lung, ovarian, and bladder cancers; and colorectal cancers, as well as offers cardiovascular products for treating erectile dysfunction, for the reduction of thrombotic cardiovascular events in patients with acute coronary syndrome, as an adjunct to percutaneous coronary intervention, and for the treatment of adults with severe sepsis at high risk of death.  In addition, the company offers animal health products, such as cattle feed additives; antibiotics used to treat respiratory diseases and other diseases in cattle, swine, and poultry; leanness and performance enhancers for swine and cattle; protein supplements to improve milk productivity in dairy cows; anticoccidial agents for use in poultry; antibiotics used to control enteric infections in calves and swine; parasiticides for use on cattle and premises; and products that prevents flea infestations on dogs, as well as other pharmaceutical products to treat staphylococcal infections and bacterial infections. Eli Lilly distributes its products principally through independent wholesale distributors, as well as directly to pharmacies.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	56.62	January	54.12	January	51.39	January	36.82	January	35.20	January	34.77
February	55.62	February	52.59	February	50.02	February	29.38	February	34.34	February	34.56
March	55.30	March	53.71	March	51.59	March	33.41	March	36.22
April	52.92	April	59.13	April	48.14	April	32.92	April	34.97
May	51.64	May	58.62	May	48.14	May	34.57	May	32.79
June	55.27	June	55.88	June	46.16	June	34.64	June	33.50
July	56.77	July	54.09	July	47.11	July	34.89	July	35.60
August	55.93	August	57.35	August	46.65	August	33.46	August	33.59
September	57.00	September	56.93	September	44.03	September	33.03	September	36.53
October	56.01	October	54.15	October	33.82	October	34.01	October	35.20
November	53.59	November	52.95	November	34.15	November	36.73	November	33.66
December	52.10	December	53.39	December	40.27	December	35.71	December	35.04

FOREST LABORATORIES, INC.  (FRX)

Forest Laboratories, Inc. develops, manufactures, and sells branded and generic forms of ethical drug products.  Its principal products include Lexapro for the treatment of depression in adults and adolescents, and generalized anxiety disorder in adults; Namenda for the treatment of Alzheimer’s disease; Bystolic for the treatment of hypertension; and Savella for the management of fibromyalgia.  The company is also developing various products, including Daxas, which is in Phase III clinical trial for the treatment of chronic obstructive pulmonary disease (COPD); Ceftaroline that has completed Phase II clinical trial for the treatment of community acquired bacterial pneumonia; ceftazidime/NXL104 combination, which is in Phase II clinical trial; and Linaclotide that is in the Phase III clinical trial for the treatment of constipation-predominant irritable bowel syndrome and chronic constipation. In addition, it is developing Aclidinium, which is in the Phase III clinical trial as an inhaled therapy for COPD; LAS100977 that is in Phase II clinical trial for the treatment of asthma and COPD; Cariprazine, which is in Phase III clinical trial for the treatment of schizophrenia, bipolar mania, and other psychiatric conditions; F2695 that is in pre-clinical stage for the treatment of depression; Radiprodil, which is in Phase II clinical trial for the treatment of chronic pain and other central nervous system conditions; and mGLuR1/5 Compounds for the treatment of anxiety, depression, and other CNS conditions. Forest Laboratories, Inc. sells its products through independent distributors to physicians, pharmacies, hospitals, and managed care and other healthcare organizations.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	46.28	January	56.11	January	39.68	January	25.04	January	29.64	January	32.26
February	45.90	February	51.76	February	39.77	February	21.44	February	29.88	February	32.40
March	44.63	March	51.44	March	40.01	March	21.96	March	31.36
April	40.38	April	53.21	April	34.71	April	21.69	April	27.26
May	37.48	May	50.71	May	35.91	May	23.69	May	25.88
June	38.69	June	45.65	June	34.74	June	25.11	June	27.43
July	46.31	July	40.20	July	35.51	July	25.83	July	27.75
August	49.98	August	37.63	August	35.69	August	29.27	August	27.29
September	50.61	September	37.29	September	28.28	September	29.44	September	30.93
October	48.94	October	39.07	October	23.23	October	27.67	October	33.05
November	48.70	November	38.55	November	24.18	November	30.66	November	31.89
December	50.60	December	36.45	December	25.47	December	32.11	December	31.98

HOSPIRA, INC. (HSP)

Hospira, Inc., a specialty pharmaceutical and medication delivery company, develops, manufactures, and markets pharmaceuticals and medication delivery systems in the United States and internationally.  It offers generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management systems for hospitals, wholesalers, integrated delivery networks, and alternate site providers, such as clinics, home healthcare providers, and long-term care facilities.  The company primarily provides specialty injectable pharmaceutical products that consist of generic injectable pharmaceuticals for analgesia, anesthesia, anti-infective, cardiovascular, and oncology therapeutic areas, as well as Precedex (dexmedetomidine HCl), a proprietary sedative.  Its proprietary drug delivery options include Carpuject and iSecure prefilled syringes, Ansyr prefilled needleless emergency syringe systems, First Choice ready-to-use premixed formulations, and the ADD-Vantage System for preparing drug solutions from prepackaged drug powders or concentrates.  The company also offers infusion therapy solutions and supplies that include I.V. solutions for general use; and I.V. nutrition products and solutions for the washing and cleansing of wounds or surgical sites.  In addition, it provides medication management systems that include electronic drug delivery pumps, safety software, and administration sets that are used to deliver I.V. fluids and medications.  Further, the company offers gravity administration sets, formulation development, and injectable and oral drug filling and finishing services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	44.75	January	36.78	January	41.01	January	24.90	January	50.64	January	55.23
February	39.70	February	38.31	February	42.56	February	23.20	February	52.33	February	52.85
March	39.46	March	40.90	March	42.77	March	30.86	March	56.65
April	38.55	April	40.55	April	41.15	April	32.87	April	53.79
May	44.81	May	39.84	May	41.94	May	34.50	May	52.06
June	42.94	June	39.04	June	40.11	June	38.52	June	57.45
July	43.69	July	38.67	July	38.16	July	38.43	July	52.10
August	36.63	August	38.65	August	40.36	August	39.09	August	51.36
September	38.27	September	41.45	September	38.20	September	44.60	September	57.01
October	36.35	October	41.33	October	27.82	October	44.64	October	59.48
November	32.80	November	43.30	November	30.03	November	46.95	November	56.26
December	33.58	December	42.64	December	26.82	December	51.00	December	55.69

JOHNSON & JOHNSON (JNJ)

Johnson & Johnson engages in the research and development, manufacture, and sale of various products in the health care field worldwide.  The company operates in three segments: Consumer, Pharmaceutical, and Medical Devices and Diagnostics.  The Consumer segment provides products used in baby care, skin care, oral care, wound care, and women’s health care fields, as well as nutritional, over-the-counter pharmaceutical products, and wellness and prevention platforms under the names JOHNSON’S, AVEENO, CLEAN & CLEAR, JOHNSON’S Adult, NEUTROGENA, RoC, LUBRIDERM, Dabao, Vendome, LISTERINE, REACH, BAND-AID, PURELL, CAREFREE, STAYFREE, SPLENDA, TYLENOL, SUDAFED, ZYRTEC, MOTRIN IB, and PEPCID AC.  The Pharmaceutical segment offers products in various therapeutic areas, such as anti-infective, antipsychotic, cardiovascular, contraceptive, dermatology, gastrointestinal, immunology, neurology, oncology, urology, and virology.  Its products include REMICADE, a biologic approved for the treatment of immune mediated inflammatory diseases; PROCRIT, a biotechnology-derived product that stimulates red blood cell production; LEVAQUIN, which is used in the anti-infective field; RISPERDAL CONSTA, a injectable for the treatment of schizophrenia; CONCERTA, a product for the treatment of attention deficit hyperactivity disorder; ACIPHEX/PARIET, a proton pump inhibitor; DURAGESIC/Fentanyl Transdermal, a treatment for chronic pain; VELCADE for the treatment of multiple myeloma; PREZISTA for treating HIV/AIDS patients; and INVEGA, a atypical antipsychotic. The Medical Devices and Diagnostics segment primarily offers circulatory disease management products; orthopaedic joint reconstruction, spinal care, and sports medicine products; surgical care, aesthetics, and women’s health products; blood glucose monitoring and insulin delivery products; professional diagnostic products; and disposable contact lenses.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	57.54	January	66.80	January	63.14	January	57.69	January	62.86	January	59.77
February	57.65	February	62.93	February	61.96	February	50.00	February	63.00	February	61.44
March	59.22	March	60.26	March	64.87	March	52.60	March	65.20
April	58.61	April	64.22	April	67.09	April	52.36	April	64.30
May	60.22	May	63.27	May	66.74	May	55.16	May	58.30
June	59.92	June	61.62	June	64.34	June	56.80	June	59.06
July	62.55	July	60.50	July	68.47	July	60.89	July	58.09
August	64.66	August	61.79	August	70.43	August	60.44	August	57.02
September	64.94	September	65.70	September	69.28	September	60.89	September	61.96
October	67.40	October	65.17	October	61.34	October	59.05	October	63.74
November	65.91	November	67.74	November	58.58	November	62.84	November	61.55
December	66.02	December	66.70	December	59.83	December	64.41	December	61.85

MEDCO HEALTH SOLUTIONS, INC.  (MHS)

Medco Health Solutions, Inc., a healthcare company, provides clinically driven pharmacy services for private and public employers, health plans, labor unions, government agencies, and individuals in the United States and internationally.  The company’s products and services include clinical management that comprises coverage management and utilization management programs; and RationalMed service, which analyzes patients’ available prescriptions, inpatient and outpatient medical and laboratory claim records, and engages physicians, pharmacists, and patients in making changes, as well as provides benefit plan designs.  It also offers pharmacy management products and services, such as the Medco Pharmacy, a mail-order service; Medco Therapeutic Resource centers, which conduct therapy management programs to treat certain chronic conditions; Specialty Pharmacy Management that provides an enhanced level of care to patients taking specialty medicines to treat complex or chronic conditions; Retail Pharmacy Networks, which offer clients with contracted discount rates; Call Center Pharmacies that provide information and support to members using its mail-order service or retail pharmacy networks; and information and services to physicians and pharmacists, who provide service to the company’s clients’ members, as well as reimbursement services. In addition, the company provides Internet-based services, including Member-Oriented Web services that enable members to self-manage their prescription benefits; Medicare Part D Web services that support pre-enrollment and post-enrollment activities; Client-Oriented Web services that provide online access to the company’s proprietary tools for reporting, analyzing and modeling data, clinical-utilization management and decision-support, plan administration, industry news, and submission and tracking of service requests; and Pharmacist-Oriented Web services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	27.05	January	29.61	January	49.98	January	44.93	January	61.48	January	61.02
February	27.86	February	33.81	February	44.31	February	40.58	February	63.24	February	61.64
March	28.61	March	36.27	March	43.79	March	41.34	March	64.56
April	26.62	April	39.01	April	49.54	April	43.55	April	58.92
May	26.95	May	38.88	May	48.45	May	45.89	May	57.65
June	28.64	June	39.00	June	47.20	June	45.61	June	55.08
July	29.67	July	40.64	July	49.58	July	52.86	July	48.00
August	31.69	August	42.73	August	46.85	August	55.22	August	43.48
September	30.06	September	45.20	September	45.00	September	55.31	September	52.06
October	26.75	October	47.19	October	37.95	October	56.12	October	52.53
November	25.11	November	50.00	November	42.00	November	63.16	November	61.32
December	26.72	December	50.70	December	41.91	December	63.91	December	61.27

MERCK & CO., INC. (MRK)

Merck & Co., Inc., a global health care company, discovers, develops, manufactures, and markets medicines, vaccines, biologic therapies, and consumer and animal products.  The company’s Pharmaceutical segment provides human health pharmaceutical products, such as therapeutic and preventive agents for the treatment of human disorders in the areas of bone, respiratory, immunology, dermatology, cardiovascular diseases, diabetes and obesity, infectious diseases, hypertension and/or heart failure, urology, bronchospasm, neurosciences and ophthalmology, oncology, and women’s health; and human health vaccines, including preventative pediatric, adolescent, and adult vaccines against measles, mumps, rubella, and varicella. Merck & Co.’s Animal Health segment offers antibiotics, anti-inflammatory products, vaccines, products for the treatment of fertility disorders, and parasiticides for cattle, swine, horses, poultry, dogs, cats, salmons, and fishes.  The company’s Consumer Health Care segment provides over-the-counter products, including antihistamines, products for constipation, cold/flu medicines, nasal decongestant sprays, and laxative tablets; foot care products, which comprise topical antifungal products, and foot and sneaker odor/wetness products; and sun care products, such as sun care lotions, sprays, dry oils, and lip-protection products, as well as sunless tanning and sunburn relief products.  It sells consumer health care products through wholesale and retail drug, food chain, and mass merchandiser outlets in the United States and Canada.  The company serves drug wholesalers and retailers, hospitals, government agencies, physicians, physician distributors, veterinarians, and animal producers, as well as managed health care providers, such as health maintenance organizations, pharmacy benefit managers, and other institutions.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	34.50	January	44.75	January	46.10	January	28.55	January	38.18	January	33.17
February	34.86	February	44.15	February	44.30	February	24.20	February	36.88	February	32.57
March	35.23	March	44.17	March	37.95	March	26.75	March	37.35
April	34.42	April	51.44	April	38.04	April	24.24	April	35.04
May	33.29	May	52.45	May	38.96	May	27.58	May	33.69
June	36.43	June	49.80	June	37.69	June	27.96	June	34.97
July	40.27	July	49.65	July	32.90	July	30.01	July	34.46
August	40.55	August	50.17	August	35.67	August	32.43	August	35.16
September	41.90	September	51.69	September	31.56	September	31.63	September	36.81
October	45.42	October	58.26	October	30.95	October	30.93	October	36.31
November	44.51	November	59.36	November	26.72	November	36.21	November	34.47
December	43.60	December	58.11	December	30.40	December	36.54	December	36.04

MYLAN INC.  (MYL)

Mylan Inc. and its subsidiaries engage in the development, manufacture, marketing, licensing, and distribution of generic and branded generic pharmaceuticals, specialty pharmaceuticals, and active pharmaceutical ingredients (APIs) worldwide.  It operates in two segments, Generics and Specialty.  The Generics segment offers generic or branded generic pharmaceutical products in tablet, capsule, or transdermal patch form, as well as APIs.  This segment markets its products for the proprietary and ethical pharmaceutical wholesalers and distributors, drug store chains, drug manufacturers, institutions, and public and governmental agencies located primarily in the United States and Canada, Europe, the Middle East, Africa, Australia, Japan, India, and New Zealand.  The Specialty segment provides branded specialty nebulized, injectable, and transdermal products for life-threatening conditions.  Its principal products comprise EpiPen that is used for the treatment of severe allergies; and Perforomist Inhalation Solution, a long-acting beta2-adrenergic agonist indicated for the maintenance treatment of bronchoconstriction in chronic obstructive pulmonary disease patients.  This segment markets its products to the pharmaceutical wholesalers and distributors located primarily in the United States.  Additionally, Mylan manufactures and supplies APIs for the manufacture of anti-retroviral (ARV) drugs, which are utilized in the treatment of HIV/AIDS; and offers a line of finished dosage form (FDF) products in both the ARV and non-ARV markets.  The company was formerly known as Mylan Laboratories Inc. and changed its name to Mylan Inc. in October 2007.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	19.70	January	22.14	January	14.84	January	11.33	January	18.23	January	23.16
February	23.00	February	21.17	February	11.84	February	12.43	February	21.34	February	22.87
March	23.40	March	21.14	March	11.60	March	13.41	March	22.71
April	21.84	April	21.93	April	13.17	April	13.25	April	22.01
May	20.91	May	19.77	May	13.35	May	13.21	May	19.44
June	20.00	June	18.19	June	12.07	June	13.05	June	17.04
July	21.96	July	16.03	July	12.97	July	13.19	July	17.40
August	20.32	August	15.10	August	12.89	August	14.67	August	17.16
September	20.13	September	15.96	September	11.42	September	16.01	September	18.81
October	20.50	October	15.04	October	8.57	October	16.24	October	20.32
November	20.29	November	14.38	November	9.41	November	17.87	November	19.57
December	19.96	December	14.06	December	9.89	December	18.43	December	21.13

PFIZER INC. (PFE)

Pfizer Inc., a biopharmaceutical company, engages in the discovery, development, manufacture, and marketing of prescription medicines for humans and animals worldwide.  The company’s Biopharmaceutical segment offers products in the areas of primary care, specialty care, established products, emerging markets, and oncology customer-focused units.  Its principal products include Lipitor for elevated cholesterol levels in the blood; Norvasc for hypertension; Caduet for cardiovascular events; Chantix/Champix for smoking cessation; Lyrica for neuropathic pain; Revatio for pulmonary arterial hypertension; Geodon/Zeldox, a psychotropic agent; and Aricept for Alzheimer’s disease.  This segment’s products also comprise Celebrex for osteoarthritis and rheumatoid arthritis and acute pain; Zyvox for Gram-positive pathogens; Viagra for erectile dysfunction; Detrol/ Detrol LA for overactive bladder; Sutent for advanced renal cell carcinoma; Xalatan for open-angle glaucoma and ocular hypertension; Genotropin for growth disorders; Vfend, an antifungal agent; Effexor for depressive disorders; Prevnar/Prevnar7 for invasive pneumococcal disease; Enbrel for rheumatoid arthritis; Protonix, proton pump inhibitor for erosive esophagitis; and Spiriva for breathing problems. The company’s Diversified segment offers animal health products, which include antibiotics, anti-inflammatories, antiemetics, parasiticides, and vaccines; consumer healthcare products comprising dietary supplements, pain management, respiratory, and topicals/gastro-intestinal products; Nutrition products; and Capsugel products that include gelatin, liquid, softgel, non-animal, and fish gelatin capsules.  Pfizer Inc. serves doctors, nurse practitioners, physician assistants, pharmacists, hospitals, pharmacy benefit managers, managed care organizations, and government agencies.  It has a strategic alliance with Acacia Living Inc.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	25.68	January	26.24	January	23.36	January	14.58	January	18.66	January	18.22
February	26.19	February	24.96	February	22.28	February	12.31	February	17.55	February	19.24
March	24.92	March	25.26	March	20.93	March	13.62	March	17.15
April	25.33	April	26.46	April	20.11	April	13.36	April	16.72
May	23.66	May	27.49	May	19.36	May	15.19	May	15.23
June	23.47	June	25.57	June	17.47	June	15.00	June	14.26
July	25.99	July	23.51	July	18.67	July	15.93	July	15.00
August	27.56	August	24.84	August	19.11	August	16.70	August	15.91
September	28.36	September	24.43	September	18.44	September	16.55	September	17.17
October	26.65	October	24.61	October	17.71	October	17.03	October	17.42
November	27.49	November	23.76	November	16.43	November	18.17	November	16.30
December	25.90	December	22.73	December	17.71	December	18.19	December	17.51

VALEANT PHARMACEUTICALS INTERNATIONAL, INC. (VRX)

Valeant Pharmaceuticals International, Inc., a specialty pharmaceutical company, develops, manufactures, and markets various pharmaceutical products primarily in the areas of neurology, dermatology, and branded generics.  Its dermatology products include Acanya and Atralin gels for the treatment of acne vulgaris; Cloderm, a topical mid potency steroid cream for the treatment of steroid responsive dermatoses; EFUDEX to treat multiple actinic or solar keratoses; Oxsoralen-Ultra for the treatment of severe psoriasis; Tetrix, a protection cream to protect the skin against sensitization from outside irritants or allergens; and ZOVIRAX cream and ointment for the treatment of herpes virus.  The company’s neurology products comprise Diastat AcuDial gel for the treatment of epilepsy; Migranal to treat migraine headaches with or without aura; TASMAR for the treatment of the signs and symptoms of idiopathic Parkinson’s disease; ULTRAM ER to treat chronic pain; WELLBUTRIN XL for the treatment of depressive disorder; Xenazine to treat the involuntary movements of Huntington’s disease; and Zelapar to treat patients with Parkinson’s disease.  Its branded generics cover a range of treatments, including antibiotics, antifungal medications, and diabetic therapies.  The company also provides various consumer products and over-the-counter products focusing on skin and hair care, vitamins, pain relief, and topical care.  It markets its products in the United States, Canada, Mexico, Brazil, Europe, and Australia.  The company was formerly known as Biovail Corporation and changed its name to Valeant Pharmaceuticals International, Inc. in September 2010.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	22.65	January	20.38	January	13.70	January	10.93	January	14.52	January	36.53
February	25.17	February	20.75	February	14.17	February	10.55	February	14.83	February	40.08
March	24.35	March	21.86	March	10.65	March	10.95	March	16.77
April	26.06	April	24.39	April	11.44	April	10.99	April	17.00
May	24.56	May	24.26	May	11.73	May	12.72	May	15.01
June	23.41	June	25.42	June	9.65	June	13.45	June	19.24
July	22.19	July	19.09	July	10.15	July	13.39	July	21.89
August	16.34	August	17.52	August	10.70	August	12.72	August	22.87
September	15.24	September	17.37	September	9.77	September	15.43	September	25.05
October	15.47	October	20.01	October	8.60	October	13.46	October	27.61
November	17.77	November	15.29	November	8.55	November	14.43	November	25.87
December	21.16	December	13.46	December	9.45	December	13.96	December	28.29

WATSON PHARMACEUTICALS, INC. (WPI)

Watson Pharmaceuticals, Inc., a specialty pharmaceutical company, engages in the development, manufacturing, marketing, sale, and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on urology and women’s health in the United States and internationally.  The company offers its products for therapeutic categories, such as central nervous system, hormones and synthetic substitutes, cardiovascular, nephrology, and gastrointestinal.  It operates in three segments: Global Generic, Global Brand, and Distribution.  The Global Generic segment develops, manufactures, markets, sells, and distributes generic products, as well as distributes generic versions of third parties’ brand products.  This segment offers various dosage forms, such as oral solids, transdermals, injectables, inhalation products, and transmucosals for indications, including pregnancy prevention, pain management, depression, hypertension, and smoking cessation.  The Global Brand segment includes its promoted urology products, such as Rapaflo, Gelnique, and Trelstar; and various non-promoted products.  The Distribution segment distributes generic and certain select brand pharmaceutical products manufactured by third parties, as well as by the company, primarily to independent pharmacies, pharmacy chains, pharmacy buying groups, and physicians’ offices.  The company sells its generic and brand pharmaceutical products primarily to drug wholesalers, retailers, and distributors, including national retail drug and food store chains, hospitals, clinics, mail order, government agencies, and managed healthcare providers, such as health maintenance organizations and other institutions.  It has a development and license agreement with Natco Pharma Limited to develop and commercialize lenalidomide tablets.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	33.09	January	27.22	January	26.11	January	27.28	January	38.37	January	54.52
February	29.98	February	26.36	February	27.81	February	28.27	February	39.79	February	55.99
March	28.74	March	26.43	March	29.32	March	31.11	March	41.77
April	28.44	April	27.30	April	31.04	April	30.94	April	42.82
May	25.33	May	30.86	May	28.56	May	30.25	May	44.16
June	23.28	June	32.53	June	27.17	June	33.69	June	40.57
July	22.39	July	30.42	July	28.91	July	34.73	July	40.50
August	25.64	August	29.82	August	30.31	August	35.29	August	43.07
September	26.17	September	32.40	September	28.50	September	36.64	September	42.31
October	26.91	October	30.56	October	26.17	October	34.42	October	46.65
November	25.67	November	29.31	November	23.75	November	37.09	November	48.74
December	26.03	December	27.14	December	26.57	December	39.61	December	51.65

ZIMMER HOLDINGS, INC. (ZMH)

Zimmer Holdings, Inc., through its subsidiaries, engages in the design, development, manufacture, and marketing of orthopaedic reconstructive implants, dental implants, spinal implants, trauma products, and related surgical products in the Americas, Europe, and the Asia Pacific.  The company offers orthopaedic reconstructive implants that restore joint function lost due to disease or trauma in joints, such as knees, hips, shoulders, and elbows; dental reconstructive implants, which restore function and aesthetics in patients who have lost teeth due to trauma or disease; spinal implants that are used by orthopaedic surgeons and neurosurgeons in the treatment of degenerative diseases, deformities, and trauma; and trauma products used primarily to reattach or stabilize damaged bone and tissue to support the body’s natural healing process. It also provides surgical products, including supplies and instruments designed to aid in orthopaedic surgical procedures and post-operation rehabilitation.  In addition, the company offers healthcare consulting services.  It primarily serves orthopaedic surgeons, neurosurgeons, oral surgeons, dentists, hospitals, stocking distributors, and healthcare dealers, as well as healthcare purchasing organizations or buying groups.  The company markets and sells its products through stocking distributors and healthcare dealers; and directly to dental practices and dental laboratories, as well as healthcare institutions, such as hospitals or direct channel accounts.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	68.95	January	84.22	January	78.14	January	36.40	January	56.32	January	59.16
February	69.18	February	84.27	February	75.29	February	35.02	February	57.33	February	62.34
March	67.60	March	85.41	March	77.86	March	36.50	March	59.20
April	62.90	April	90.48	April	74.16	April	43.99	April	60.91
May	60.55	May	88.06	May	72.80	May	44.55	May	55.93
June	56.72	June	84.89	June	68.05	June	42.60	June	54.05
July	63.24	July	77.76	July	68.91	July	46.60	July	52.99
August	68.00	August	78.33	August	72.39	August	47.35	August	47.17
September	67.50	September	80.99	September	64.56	September	53.45	September	52.33
October	72.01	October	69.49	October	46.43	October	52.57	October	47.44
November	72.96	November	64.73	November	37.32	November	59.17	November	49.26
December	78.38	December	66.15	December	40.42	December	59.11	December	53.68

1,000,000,000 Depositary Receipts

Pharmaceutical HOLDRSSM Trust

PROSPECTUS

March 15, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Index to Exhibits.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)           For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 11 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 15, 2011.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Co-Chief Executive Officer
Executive Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 15, 2011.

Signature		Title
*		Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck		(Principal Executive Officer)

*		Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag		(Principal Executive Officer)

*		Chief Financial Officer and Senior Vice President
Robert Qutub		(Principal Financial Officer and Principal Accounting Officer)

*		Executive Vice President and Director
Bruce R. Thompson

*By:	/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on December 21, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Pharmaceutical HOLDRS.

*4.2
Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Pharmaceutical HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Pharmaceutical HOLDRS Receipts, filed on December 21, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Pharmaceutical HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on December 21, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Pharmaceutical HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 10, 2003 as an exhibit to Amendment No. 5 to the registration statement filed on Form S-1 for Pharmaceutical HOLDRS.

*24.1	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.
___________________
* Previously filed.